                                                                     Exhibit 4.2

IF THE REGISTERED OWNER OF THIS NOTE (AS INDICATED BELOW) IS THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY, THIS NOTE IS A GLOBAL SECURITY AND THE FOLLOWING LEGENDS APPLY:


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD" (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT RULES.

REGISTERED                     CUSIP NO.                  PRINCIPAL AMOUNT
No.FXR-                                                   $


                                COMDISCO, INC.
                          MEDIUM-TERM NOTE, SERIES I
                                 (Fixed Rate)

ORIGINAL ISSUE DATE:           INTEREST RATE:             STATED MATURITY DATE:



INTEREST PAYMENT DATES                                    REGULAR RECORD DATES
(IF OTHER THAN FEBRUARY 15 AND AUGUST 15):                (IF OTHER THAN
                                                          FEBRUARY 1 AND
                                                          AUGUST 1):

INITIAL REDEMPTION             INITIAL REDEMPTION         *ANNUAL REDEMPTION
RATE:                          PERCENTAGE:                PERCENTAGE
                                                          REDUCTION:

OPTIONAL REPAYMENT DATE(S):


*If an Initial Redemption Date is specified above, (i) the Redemption Price will initially be the Initial Redemption Percentage specified above and will decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction.

DAY COUNT CONVENTION
[_]  30/360 FOR THE PERIOD FROM            TO
[_]  ACTUAL/360 FOR THE PERIOD FROM        TO
[_]  ACTUAL/ACTUAL FOR THE PERIOD FROM     TO

[_] IF BOX IS CHECKED, THE SPECIFIED CURRENCY OF THE NOTE IS OTHER THAN U.S. DOLLARS AND INFORMATION REGARDING THE SPECIFIED CURRENCY, AUTHORIZED DENOMINATIONS AND EXCHANGE RATE AGENT IS PROVIDED IN AN ADDENDUM.

[_] IF BOX IS CHECKED, THE NOTE IS AN AMORTIZING NOTE AND INFORMATION REGARDING AMORTIZING PAYMENT DATES AND AMORTIZING PAYMENT AMOUNTS IS PROVIDED IN AN ADDENDUM.

ADDENDUM ATTACHED:                             ORIGINAL ISSUE DISCOUNT ("OID"):
[_]  YES                                       [_] YES
[_]  NO                                        [_]  NO
                                               TOTAL AMOUNT OF OID:
                                               YIELD TO MATURITY:
                                               INITIAL ACCRUAL PERIOD:

OTHER/ADDITIONAL PROVISIONS:

     Comdisco, Inc., a Delaware corporation ("Issuer" or the "Company", which terms include any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to ____________________, or registered assigns, the principal amount stated above, on the Stated Maturity Date specified above (except to the extent redeemed or repaid by the Company prior to the Stated Maturity Date), and to pay interest thereon at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment. Reference herein to "this Note", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

     The Company will pay interest on each Interest Payment Date specified above, commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity Date or any Redemption Date or Optional Repayment Date (as defined below) (the date of each such Stated Maturity Date, Redemption Date and Optional Repayment Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration pursuant to the Indenture, being referred to hereinafter as the "Maturity Date" with respect to principal payable on such date); provided, however, that if the Original Issue Date occurs between a
       --------  -------
Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the Interest Payment Date immediately following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date. Except as provided above, interest payments will be made on the Interest Payment Dates shown above. Unless otherwise specified above, the "Regular Record Date" with respect to any Interest Payment Date shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the Original Issue Date specified above, to but excluding such Interest Payment Date or Maturity Date as the case may be. In the case where the Interest Payment Date or the Maturity Date falls on a day which is not a Business Day, the related payment of principal, premium, if any and/or interest will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or Maturity Date, as the case may be, and no interest shall accrue on the amount so payable for the period from and after the Interest Payment Date or Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date. Any such interest which is payable, but not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Interest payable at the Maturity Date will be payable to the Person to whom the principal hereof shall be payable.

     Notwithstanding anything else contained herein, if this Note is a Global Security as specified on the face hereof and is held in book-entry form through the facilities of the Depositary, payments on this Note will be made to the Depositary or its nominee in accordance with the arrangements then in effect between the Trustee and the Depositary.

     Payment of the principal of, premium, if any, and/or interest on this Note on a Maturity Date will be made in immediately available funds upon surrender of this Note at the office of the Trustee maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest other than interest due on a Maturity Date will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register at the close of Business on the Regular Record Date immediately preceding the applicable Interest Payment Date or, at the option of the registered Holder hereof, to such other place in the United States of America as the registered Holder hereof shall designate to the Trustee in writing. Notwithstanding the foregoing, the Holder of $10,000,000 or more in aggregate principal amount of the Notes having the same Interest Payment Date shall be entitled to receive interest payments (other than on a Maturity Date) by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee at least 15 days prior to the applicable Interest Payment Date. Said wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder.

     This Note is one of a duly authorized series of Securities (hereinafter called the "Securities") of the Company, which series of the Securities is limited to an aggregate principal amount of not more than $500,000,000 (or the equivalent thereof, determined as of the respective dates of issuance, in any other currency or currencies) (the issue price of any original issue discount Notes being treated as the principal amount thereof), designated as its Medium-Term Notes, Series I (the "Notes"); provided, however, that the foregoing limit may be increased by the Company.

     The Notes are issued and to be issued under an Indenture, dated as of September 15, 1999 (the "Indenture"), between the Company and SunTrust Bank to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee (as defined below) and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. SunTrust Bank shall act as Trustee with respect to the Notes (herein called the "Trustee", which term includes any successor Trustee with respect to the Notes, under the Indenture). The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment currency of payment and otherwise.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes denominated as authorized, as requested by the Holder surrendering the same.

     Except as otherwise provided in the Indenture and as set forth below, the Notes will be issued in global form only, registered in the name of the Depositary or its nominee and ownership of the Notes shall be maintained in book-entry form by the Depositary for the accounts of participating organizations of the Depositary. If this Note is a Global Security, this Note is exchangeable only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security and a successor depositary is not appointed by the Company within 90 days after the Depositary notifies the Company, (ii) at any time the Depositary ceases to be clearing agency registered under the Securities Exchange Act of 1934, as amended, (iii) the Company in its sole discretion determines that this Global Security shall be exchangeable for definitive Securities of this series in registered form or (iv) an Event of Default with respect to the Notes represented hereby has occurred and is continuing.

     This Note is not subject to any sinking fund and, unless otherwise provided above in accordance with the provisions of the following paragraphs, is not redeemable or repayable prior to the Stated Maturity Date.

     If so provided above, this Note may be redeemed by the Company on any date on or after the Initial Redemption Date, if any, specified above. If no Initial Redemption Date is set forth above, this Note may not be redeemed prior to the Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (unless otherwise specified above) at the option of the Company at the applicable Redemption Price (as defined below), together with interest thereon payable to the date of redemption (each such date, a "Redemption Date"), on written notice given not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

     Unless otherwise specified above, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified above, of the principal amount of this Note to be redeemed and, if greater than 100%, shall decline at each anniversary of the Initial Redemption Date, shown above, by the Annual Redemption Percentage Reduction, if any, specified above, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

     This Note may be subject to repayment at the option of the Holder on the Optional Repayment Date(s), if any, indicated above. If no Optional Repayment Date(s) are set forth above, this Note is not subject to repayment at the option of the Holder hereof prior to the Stated Maturity Date. On any Optional Repayment Date this Note shall be repayable in whole or in part in increments of $1,000 (unless otherwise specified above) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued but unpaid interest, if any, hereon at the applicable rate payable to the relevant Optional Repayment Date. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option To Elect Repayment" below duly completed, by the Trustee at SunTrust Bank, 25 Park Place, 24th Floor, Atlanta, Georgia 30305, Attention:
Corporate Trust Office, or such address which the Company shall from time to time notify the Holders of the Notes, not more than 60 nor less than 20 days prior to an Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note for the unrepaid portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

     Interest Payments on this Note shall include interest accrued from and including the Original Issue Date, indicated above, or the most recent date to which interest has been paid or duly provided for, to but excluding the related Interest Payment Date or the Maturity Date, as the case may be. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months if the Day Count Convention specified above is "30/360" for the period specified thereunder, on the basis of the actual number of days in the related month and a 360-day year if the Day Count Convention specified above is "Actual/360" for the period specified thereunder or on the basis of the actual number of days in the related year and month if the Day Count Convention specified above is "Actual/Actual" for the period specified thereunder.

     As used herein, "Business Day" means, unless otherwise specified above, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to foreign currency notes, this day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the specified currency (or, if the specified currency is Euro, this day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); provided, further, that, with respect to notes as to which LIBOR is an applicable Interest Rate Basis, this day is also a London Business Day. "London Business Day" means a day on which commercial banks are open for business (including dealings in the Designated LIBOR Currency) in London.

     Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its Interest Payment Dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above.

     The Indenture contains provisions permitting the Company and the Trustee, with the written consent of Holders of a majority in principal amount of the Notes, to enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of the Indenture or of any supplemental indenture or to modify, in each case in any manner not covered by provisions in the Indenture relating to amendments and modifications without the consent of Holders, the rights of such Holders. However, without the consent of each Holder affected thereby, an amendment or modification may not: (a) change the Maturity Date or any Interest Payment Date or the redemption price; (b) reduce the principal amount of, or the interest on, any Note or reduce the amount of principal of any Original Issue Discount Note which could be declared due and payable upon a declaration of acceleration prior to the Maturity Date; (c) change the place, method of calculation of interest or currency of any payment of principal or interest on any Note (except as otherwise provided in the Indenture); (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Note; or (e) reduce the percentage in principal amount of Notes, the consent of whose Holders is required for any supplemental indenture or the consent of whose Holders is required to waive any compliance with certain provisions of, or past default under, the Indenture, or reduce the requirements for quorum or voting provided by the Indenture. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Notes may, with respect to the Notes, waive past defaults under the Indenture and waive compliance by the Company with certain provisions of the Indenture. The Indenture also contains provisions permitting the Company and the Trustee to effect certain modifications and amendments without the consent of the Holders to cure ambiguities, correct inconsistencies and make other changes, provided such modifications and amendments do not adversely affect the interest of the Holders in any material respect.

     If an Event of Default with respect to Notes should occur and be continuing, the principal amount of the Notes and interest accrued thereon may, by written notice to the Company, be declared due and payable by the Trustee or the Holders of not less than 25% in principal amount of all outstanding Notes. Such declaration of acceleration may, if all payments due have been made and all Events of Default have been remedied or waived, be rescinded by the Holders of a majority in principal amount of all outstanding Notes. Any Event of Default may be waived by the Holders of a majority in principal amount of all outstanding Notes, except that default in payment of the principal, premium, or interest on any Note, or in respect of a covenant under the Indenture which cannot be modified absent the consent of the Holders of each outstanding Note, cannot be waived.

     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless: (i) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes; (ii) the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity; (iii) the Trustee shall not have received during such 60-day period from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request; and
(iv) the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. The Trustee shall not be required to make any transfers, registrations or exchanges of this Note for a period of fifteen (15) days preceding any Redemption Date.

     The Trustee has been appointed Registrar for the Notes, and the Company will cause the Trustee to maintain at its office or agency in the City of New York a register for the registration and transfer of Notes. So long as this Note shall be outstanding, the Company will maintain an office or agency for the payment of the principal and interest on this Note as herein provided in The City of New York, State of New York, United States of America, and an office or agency in The City of New York for the registration, transfer and exchange as aforesaid of the Notes. The Company may designate other agencies for the payment of said principal and interest at such place or places (subject to applicable laws and regulations) as the Company may decide. The Company shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

     Any action by the Holder of this Note shall bind all future Holders of this Note, and of any Note issued in exchange or substitution herefor or in place hereof, in respect of anything done or permitted by the Company or by the Trustee in pursuance of such action.

     No recourse under or upon any covenant contained in this Note or because of the creation of the indebtedness represented hereby, shall be had against any official or other representative, past, present or future, as such, of the Company whether by virtue of any statute or rule of law or by the enforcement of any assessment or penalty or otherwise, it being expressly agreed and understood that this Note is solely the obligation of the Company and that no personal liability whatever shall attach to or be incurred by any such officials or other representatives, as such, because of the execution of this Note. Each Holder, by accepting this Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

     This Note is unsecured and ranks pari passu with all other unsecured and
                                      ---- -----
unsubordinated indebtedness of the Company.

     This Note shall be governed by and construed in accordance with the laws of the State of New York.

     Unless the certificate of authentication hereon has been executed by or on behalf of SunTrust Bank, the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     Capitalized terms used herein without definition which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     IN WITNESS WHEREOF, Comdisco, Inc. has caused this Note to be signed manually or by facsimile, by its duly authorized officers, under its corporate seal (which may be printed, engraved or otherwise reproduced hereon by facsimile or otherwise).

DATED:_____________

                                COMDISCO, INC.


                                By:______________________________________
                                   President and Chief Executive Officer

[SEAL]

Attest:


______________________________
          Secretary

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series described herein and referred to in the within-mentioned Indenture.


SUNTRUST BANK
AS TRUSTEE


By:___________________________
       Authorized Signatory

                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof, together with interest to the repayment date, to the undersigned, at

________________________________________________________________________________
________________________________________________________________________________
                  (Please print or typewrite name and address
                 including postal zip code of the undersigned)

     For this Note to be repaid, the Trustee must receive at SunTrust Bank, 25 Park Place, 24th Floor, Atlanta, Georgia 30303-2900, Attention: Corporate Trust Division, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of $1,000 unless otherwise specified in the Note) which the Holder elects to have repaid and specify the authorized denomination or denominations of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):



$______________________________   ______________________________________________

                                  NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.


Date: ______________

                           ASSIGNMENT/TRANSFER FORM

     FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

_____________________


________________________________________________________________________________
________________________________________________________________________________
                  (Please print or typewrite name and address
                    including postal zip code of assignee)

________________________________________________________________________________
________________________________________ the within Note and all rights thereunder, hereby irrevocably constituting and appointing ___________________ _________________________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Date___________________         Signature_______________________________________

                                NOTICE: The signature on this Assignment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as through they were written out in full according to applicable laws or regulations.

          TEN COM--as tenants in common

          UNIF GIFT MIN ACT--__________________ Custodian_____________________
                                (Cust)                      (Minor)

                       Under Uniform Gifts to Minors Act

                       _________________________________
                                    (State)

          TEN ENT--as tenants by the entireties
          JT TEN--as joint tenants with right of survivorship and not as tenants in common

     Additional abbreviations may also be used though not in the above list.